Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2018

Reports Net Investment Income of $0.34 per Weighted Average Share and Net Asset Value of $13.57 per Share

Declares Third Quarter 2018 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--August 7, 2018--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2018 and reported second quarter net investment income of $0.34 per weighted average share. At June 30, 2018, net asset value (“NAV”) per share was $13.57, a decrease of $0.03 per share from March 31, 2018. The Company also announced that its board of directors declared a third quarter distribution of $0.34 per share, which will be payable on September 28, 2018 to holders of record as of September 14, 2018.

Selected Financial Highlights

(in thousands, except per share data)	June 30, 2018
Investment Portfolio(1)	$2,123,218
Total Assets	$2,205,941
Total Statutory Debt(2)	$930,820
NAV	$1,032,646

NAV per Share	$13.57
Statutory Debt/Equity	0.90x

Investment Portfolio Composition	June 30, 2018	Percent of Total
First Lien	$828,387	39.0%
Second Lien(1)	739,174	34.8%
Subordinated	67,801	3.2%
Preferred Equity	214,579	10.1%
Investment Fund	145,200	6.9%
Common Equity and Other(3)	128,077	6.0%
Total	$2,123,218	100.0%

_____________________________

(1)	Includes collateral for securities purchased under collateralized agreements to resell.
(2)	Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.
(3)	Includes investments held in New Mountain Net Lease Corporation.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only eight portfolio companies, representing approximately $125 million of the cost of all investments made since inception in October 2008, or approximately 2.1% of $5.8 billion, go on non-accrual.

Robert A. Hamwee, CEO, commented: "The second quarter represented another solid quarter of performance for NMFC. We originated $296 million of investments as we began the process of increasing our leverage ratio following this quarter's shareholder approval. Additionally, we maintained a stable book value and portfolio yield.”

We are very pleased with the completion of another successful quarter,” added Steven B. Klinsky, NMFC Chairman. “We believe New Mountain’s strategy of focusing on “defensive growth” industries and on companies that we know well continues to prove to be a successful strategy. We believe one of our keys to success is the strength of the team and we continue to build the team over time, now at over 140 employees.”

Portfolio and Investment Activity1

As of June 30, 2018, the Company’s NAV was approximately $1,032.6 million and its portfolio had a fair value of approximately $2,123.2 million in 90 portfolio companies, with a weighted average YTM at Cost2 of approximately 11.1%. For the three months ended June 30, 2018, the Company made approximately $295.6 million of originations and commitments3. The $295.6 million includes approximately $198.9 million of investments in nine new portfolio companies and approximately $96.7 million of follow-on investments in thirteen portfolio companies held as of March 31, 2018. For the three months ended June 30, 2018, the Company had approximately $55.6 million of sales and cash repayments3 of approximately $152.6 million.

Consolidated Results of Operations

The Company’s total investment income for the three months ended June 30, 2018 and 2017 were approximately $54.6 million and $50.0 million, respectively. For the three months ended June 30, 2018 and 2017, the Company’s total investment income consisted of approximately $35.5 million and $33.6 million in cash interest income from investments, respectively, approximately $1.9 million and $0.8 million in payment-in-kind (“PIK”) and non-cash interest income from investments, prepayment penalties of approximately $1.0 million and $1.4 million, respectively, net amortization of purchase premiums/discounts of approximately $1.7 million and $1.8 million, respectively, cash dividend income of approximately $5.3 million and $4.9 million, respectively, PIK and non-cash dividend income of approximately $7.0 million and $4.8 million, respectively, and approximately $2.2 million and $2.7 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended June 30, 2018 and 2017 were approximately $28.8 million and $24.2 million, respectively. Total net expenses after income tax expense for the three months ended June 30, 2018 and 2017 consisted of approximately $12.8 million and $9.0 million, respectively, of costs associated with the Company’s borrowings and approximately $14.2 million and $13.3 million, respectively, in net management and incentive fees. Since the Company’s initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of June 30, 2018 and 2017 totaled approximately $360.3 million and $356.6 million, respectively. For the three months ended June 30, 2018 and 2017, management fees waived were approximately $1.5 million and $1.5 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2018 and 2017 were approximately $1.8 million and $1.9 million, respectively.

For the three months ended June 30, 2018 and 2017, the Company recorded approximately $(6.6) million and $(26.4) million of net realized losses, and $5.1 million and $27.8 million of net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended June 30, 2018 and 2017, (provision) benefit for taxes was approximately $(1.1) million and $0.1 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of June 30, 2018, the Company had cash and cash equivalents of approximately $33.9 million and total statutory debt outstanding of approximately $930.8 million4, which consisted of approximately $390.5 million of the $495.0 million of total availability on the Holdings Credit Facility, $150.0 million of the $150.0 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $155.3 million4 of convertible notes outstanding and $235.0 million of unsecured notes outstanding. Additionally, the Company had $163.0 million of SBA-guaranteed debentures outstanding as of June 30, 2018.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

During the second quarter of 2018, the Company placed a portion of its second lien position in National HME, Inc. ("NHME") on non-accrual status and wrote down the aggregate fair value of the Company’s preferred shares in NHME to zero.

As of June 30, 2018, the portion of NHME with an investment rating of “3” had a total cost basis of approximately $13.5 million and a fair value of approximately $6.8 million.

As of June 30, 2018, three portfolio companies (including NHME referenced above) had an investment rating of “4”. The Company’s investments in these portfolio companies had an aggregate cost basis of approximately $16.5 million and an aggregate fair value of approximately $7.3 million.

Recent Developments

The Company has had approximately $169.6 million of originations and commitments since the end of the second quarter through August 3, 2018. This was offset by approximately $178.9 million of repayments and $3.4 million of sales during the same period.

On July 5, 2018, the Company entered into a third supplement (the ‘‘Supplement’’) to its Amended and Restated Note Purchase Agreement, dated September 30, 2016 (the ‘‘NPA’’). Pursuant to the Supplement, on July 5, 2018, the Company issued to an institutional investor identified therein, in a private placement, $50.0 million in aggregate principal amount of 5.36% Series 2018B Notes due June 28, 2023 (the "2018B Unsecured Notes") as an additional series of notes under the NPA. Except as set forth in the Supplement, the 2018B Unsecured Notes have the same terms as the $90.0 million in aggregate principal amount of the 5.313% Notes due May 15, 2021, the $55.0 million in aggregate principal amount of the 4.76% Series 2017A Notes due July 15, 2022 and the $90.0 million in aggregate principal amount of 4.87% Series 2018A Notes due January 30, 2023 (collectively, the ‘‘Prior Notes’’) that the Company previously issued pursuant to the NPA, the first supplement and the second supplement thereto, respectively. The Supplement includes certain additional covenants and terms, including, without limitation, a requirement that the Company not exceed a debt-to-equity ratio of 1.65 to 1.00 at the time of incurring additional indebtedness and a requirement that the Company not exceed a secured debt ratio of 0.70 to 1.00 at any time. The 2018B Unsecured Notes will rank equal in priority with the Company’s other unsecured indebtedness, including the Prior Notes. Interest on the 2018B Unsecured Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2019.

On July 5, 2018, the Company entered into Amendment No. 4 (the ‘‘Amendment’’) to the Company’s NMFC Credit Facility. The Amendment reduces the minimum asset coverage ratio that the Company must maintain at the time of any borrowing under the NMFC Credit Facility and as of each quarter end from 2.00 to 1.00 to 1.50 to 1.00. The Amendment also includes a requirement that the Company not exceed a debt-to equity ratio of 1.65 to 1.00 at the time of incurring additional indebtedness and a requirement that the Company not exceed a secured debt ratio of 0.70 to 1.00 at any time.

On August 1, 2018, the Company’s board of directors declared a third quarter 2018 distribution of $0.34 per share payable on September 28, 2018 to holders of record as of September 14, 2018.

_____________________________

[1]	Includes collateral for securities purchased under collateralized agreements to resell.
[2]	References to “YTM at Cost” assume the accruing investments in our portfolio as of a certain date, the ‘‘Portfolio Date’’, are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. YTM at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[3]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[4]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, August 8, 2018, to discuss its second quarter 2018 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	June 30, 2018	December 31, 2017
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,579,140 and $1,438,889, respectively)	$1,584,412	$1,462,182
Non-controlled/affiliated investments (cost of $172,898 and $180,380, respectively)	184,376	178,076
Controlled investments (cost of $308,628 and $171,958, respectively)	329,230	185,402
Total investments at fair value (cost of $2,060,666 and $1,791,227, respectively)	2,098,018	1,825,660
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	25,200	25,212
Cash and cash equivalents	33,948	34,936
Interest and dividend receivable	42,397	31,844
Receivable from affiliates	952	343
Other assets	5,426	10,023
Total assets	$2,205,941	$1,928,018

Liabilities
Borrowings
Holdings Credit Facility	$390,463	$312,363
Unsecured Notes	235,000	145,000
SBA-guaranteed debentures	163,000	150,000
Convertible Notes	155,357	155,412
NMFC Credit Facility	150,000	122,500
Deferred financing costs (net of accumulated amortization of $19,229 and $16,578, respectively)	(15,109)	(15,777)
Net borrowings	1,078,711	869,498
Payable for unsettled securities purchased	29,903	–
Management fee payable	22,240	7,065
Incentive fee payable	19,535	6,671
Interest payable	7,099	5,107
Payable to affiliates	2,488	863
Deferred tax liability	1,878	894
Other liabilities	11,441	2,945
Total liabilities	1,173,295	893,043
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 76,106,372 and 75,935,093 shares issued and outstanding, respectively	761	759
Paid in capital in excess of par	1,055,796	1,053,468
Accumulated undistributed net investment income	38,986	39,165
Accumulated undistributed net realized losses on investments	(83,084)	(76,681)
Net unrealized appreciation (depreciation) (net of provision for taxes of $1,878 and $894, respectively)	20,187	18,264
Total net assets	$1,032,646	$1,034,975
Total liabilities and net assets	$2,205,941	$1,928,018

Number of shares outstanding	76,106,372	75,935,093
Net asset value per share	$13.57	$13.63

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Investment income
From non-controlled/non-affiliated investments:
Interest income	$38,510	36,518	73,946	69,394
Dividend income	–	120	486	159
Non-cash dividend income	1,439	1	2,763	13
Other income	1,013	2,084	3,881	4,349
From non-controlled/affiliated investments:
Interest income	210	712	312	1,359
Dividend income	791	842	1,636	1,846
Non-cash dividend income	4,017	3,987	8,026	4,631
Other income	912	296	1,214	594
From controlled investments:
Interest income	1,370	409	2,571	884
Dividend income	4,591	3,867	8,830	8,080
Non-cash dividend income	1,508	853	2,962	1,674
Other income	237	330	860	343
Total investment income	54,598	50,019	107,487	93,326
Expenses
Incentive fee	6,430	6,449	12,864	11,857
Management fee	9,301	8,275	17,993	15,889
Interest and other financing expenses	12,824	9,045	24,114	17,421
Professional fees	708	722	1,402	1,572
Administrative expenses	822	662	1,761	1,370
Other general and administrative expenses	518	402	928	868
Total expenses	30,603	25,555	59,062	48,977
Less: management and incentive fees waived	(1,495)	(1,485)	(2,817)	(4,641)
Less: expenses waived and reimbursed	(276)	(4)	(276)	(474)
Net expenses	28,832	24,066	55,969	43,862
Net investment income before income taxes	25,766	25,953	51,518	49,464
Income tax expense	45	155	61	235
Net investment income	25,721	25,798	51,457	49,229
Net realized (losses):
Non-controlled/non-affiliated investments	(6,609)	(26,453)	(6,403)	(25,627)
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	(14,500)	26,631	(18,021)	34,610
Non-controlled/affiliated investments	8,270	(298)	10,079	(594)
Controlled investments	11,317	1,519	10,861	41
Securities purchased under collateralized agreements to resell	–	(33)	(12)	(833)
(Provision) benefit for taxes	(1,066)	164	(984)	919
Net realized and unrealized (losses) gains	(2,588)	1,530	(4,480)	8,516
Net increase in net assets resulting from operations	$23,133	$27,328	$46,977	$57,745
Basic earnings per share	$0.30	$0.36	$0.62	$0.80
Weighted average shares of common stock outstanding-basic	75,938,857	75,383,387	75,936,986	72,566,825
Diluted earnings per share	$0.29	$0.34	$0.58	$0.74
Weighted average shares of common stock outstanding-diluted	85,762,984	85,207,514	85,761,113	82,390,952
Distributions declared and paid per share	$0.34	$0.34	$0.68	$0.68

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL

New Mountain Capital is a New York based investment firm focused on long-term business-building and growth investments. The firm currently manages private equity, public equity, and credit funds with over $20 billion in assets under management. New Mountain seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein, unless required to do so by law. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505